Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Convergys Corporation:

1)	Registration Statement (Form S-4 No. 333-161586) of Convergys Corporation,

2)
Registration Statement (Form S-8 No. 333-165385) pertaining to Convergys Corporation Salary Stock Unit Award Agreement with an Employee, Restricted Stock Unit Award Agreement with an Employee, and Stand Alone Stock Option Award,

3)	Registration Statement (Form S-8 No. 333-96735) pertaining to Convergys Corporation Executive Deferred Compensation Plan,

4)	Registration Statement (Form S-8 No. 333-111209) pertaining to Convergys Corporation Employee Stock Purchase Plan,

5)	Registration Statement (Form S-8 No. 333-96733) pertaining to Convergys Corporation Retirement and Savings Plan,

6)	Registration Statement (Form S-8 No. 333-96729) pertaining to Convergys Corporation Deferred Compensation and Option Gain Deferral Plan for Non-Employee Directors,

7)	Registration Statement (Form S-8 No. 333-96727) pertaining to Convergys Corporation 1998 Long Term Incentive Plan,

of our report dated February 28, 2014 with respect to the consolidated financial statements of SGS Holdings, Inc. as of December 31, 2013 and 2012 and for the two fiscal years in the period ended December 31, 2013, included in this Form 8-K/A of Convergys Corporation on May 14, 2014.

/s/ Ernst & Young LLP
Ernst & Young LLP
Minneapolis, Minnesota
May 14, 2014